Exhibit 12

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                           (in thousands of dollars)

                                                For the Three Months
                                                Ended March 31, 2004
                                              -------------------------

EARNINGS:
    Pre-tax loss from continuing operations
      before income from Ref-Fuel Holdings                    $(5,500)
    Add (deduct):
       Fixed charges                                            5,055
       Distributed earnings of Ref-Fuel
        Holdings                                               23,904
                                              -------------------------

    Earnings, as adjusted                                     $23,459
                                              =========================

FIXED CHARGES:
    Interest expense                                           $4,250
    Accretion of Duke Agreement                                   512
    Deferred financing fees                                       293
                                              -------------------------
    Fixed charges                                              $5,055
                                              =========================

RATIO OF EARNINGS TO FIXED CHARGES:                              4.64  x
                                              =========================